Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

ORBIMAGE Inc.
Dulles, VA

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 2, 2004, relating to the financial statements of ORBIMAGE, Inc. (Successor Company) and Orbital Imaging Corporation (Predecessor to ORBIMAGE, Inc.), which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Seidman, LLP

February 2, 2005